UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2006
Date of Report (Date of Earliest Event Reported)

IKONA GEAR INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-49664	88-0474903
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1850 Hartley Avenue , Unit #1
Coquitlam, British Columbia Canada	V3K 7A1
(Address of principal executive offices)	(Zip Code)

(604) 523-5510
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (14 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On March 6, 2005, and March 14, 2006 pursuant to subscription agreements, escrow was released on a private placement to an aggregate of twenty six (26) investors for an aggregate of 26 units, and total gross proceeds of US$1,200,000. Each unit consists of a convertible promissory note (collectively, the “Notes”) bearing interest at 10% per year and common share purchase warrants representing a value, based on the exercise price of the warrants, equal to the aggregate principal amount of the promissory note acquired by a particular investor (the Notes and such warrants are referred to collectively as the “Securities”).

The material terms of the Notes are as follows:

  The Notes rank senior to our other debt.
  Each Note bears interest at 10% per year, which will accrue and be added to the then outstanding principal amount of the Note on a daily basis.
  The holder of a Note has the right to convert the Note into shares of our common stock at a conversion price of $0.50 per share. The conversion price is subject to full-ratchet anti-dilution protection and other customary adjustments described in the Notes.
  Half of the Notes will mature on March 6, 2007 and half of the Notes will mature on March 14, 2007, provided that we may extend the maturity date for a Note for up to two successive periods of 90 days each by providing written notice to the holder and delivering to the holder a number of warrants equal to 50% of the number of shares underlying the Note at issuance. Such warrants will have the same terms as the warrants described below.
  We may repay any Note, along with any accrued and unpaid interest, at any time upon 15 days notice to the holder of the Note.
  We must also repay the Notes within 5 days after receiving proceeds of at least US$1,000,000 from the issuance of any other securities.

The material terms of the warrants are as follows:

  Each warrant entitles its holder to acquire one share of our common stock at an exercise price of US$0.59 per common share, subject to adjustment from time to time upon the occurrence of certain events, as provided in the warrants. The warrants are subject to weighted-average dilution protection.
  Half of the warrants expire on March 6, 2010 and half of the warrants expire on March 14, 2010.
  If, one year after the issue date of the warrants, the registration statement referred to below is not effective, the warrants may be exercised on a cashless basis pursuant to a formula provided in the warrants.

The subscription agreements provide that each investor in the Securities will have "piggy back" registration rights if we file a registration statement under the 1933 Act in connection with most offerings of our securities.

In addition, the subscription agreements provide that any time after one year after the end of the offering and expiring five years after the end of the offering, the investors holding a majority of the shares of common stock underlying the Securities may, on one occasion, demand that we register the resale of such shares of common stock. Upon such request, we are required to file a registration statement within 60 days after receiving such request and cause the registration statement to become effective under the Securities Act of 1933, as amended, within 120 days after receiving the request. Subject to certain exceptions contained in the subscription agreements, we must maintain the effectiveness of the registration statement until all of the registered securities have been sold or are eligible to be resold pursuant to Rule 144(k) under the Securities Act. If we fail to meet any of our registration obligations, we will be required to pay to the investors, as partial compensation, 1.5% of the purchase price of the Securities purchased by the investors per month until our obligations are met.

In connection with the private placement, a placement agent fee of US$144,000 and 175,000 warrants was paid to Westminster Securities Corporation (“Westminster”), resulting in total net cash proceeds to our company from the private placement of US$1,056,000. The warrants issued to Westminster have similar terms as the warrants issued to investors in the private placement, except that each Westminster warrant entitles its holder to acquire one share of our common stock at an exercise price of US$0.50 per common share, subject to adjustment from time to time upon the occurrence of certain events, as provided in the warrants. The warrants are subject to full ratchet dilution protection.

The Securities issued to investors in the private placement were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), set forth in Rule 506 of Regulation D thereunder. Each of the investors in the offering qualified as an "accredited investor" within the meaning of Regulation D.

The warrants issued to Westminster were issued pursuant to the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereunder.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit Number	Description

4.1	Form of Subscription Agreement

4.2	Form of Warrant

4.3	Form of Promissory Note

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ikona Gear International, Inc.
(Registrant)

Dated: March 15, 2006	/s/ Laith Nosh
Laith Nosh, President